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                        FIRST AMENDMENT TO WARRANT AGREEMENT

     THIS FIRST AMENDMENT to the WARRANT AGREEMENT dated as of May 5, 1998 (the "Agreement"), is made as of this ___ day of August, 1999, by and between RHYTHMS NETCONNECTIONS INC., a Delaware corporation (the "Company"), and STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., as warrant agent (with any successor Warrant Agent, the "Warrant Agent"). Capitalized terms used herein which are not defined herein shall have the definitions ascribed to them in the Agreement.

     WHEREAS, the Company has not effected the registration under the Securities Act of 1933, as amended, of the offer and sale of the Warrant Shares by the Company to the holders of the Warrants on or prior to the Exercise Date thereof;

     NOW, THEREFOR, in consideration of the promises and covenants contained herein and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     Pursuant to Section 2.02(c) of the Agreement, the Company elects to require that the holders of Warrants effect the exercise of the Warrants solely pursuant to the Cashless Exercise Option.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.


                                       RHYTHMS NETCONNECTIONS INC.

                                       By:
                                          ---------------------------
                                       Name:
                                       Title:



                                       STATE STREET BANK AND TRUST
                                       COMPANY OF CALIFORNIA, N.A.,
                                           Warrant Agent

                                       By:
                                          ---------------------------
                                       Name:
                                       Title:


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